Exhibit (d)(i)(g)
Schedule A
to the Investment Advisory Agreement
between Direxion Shares ETF Trust and Rafferty Asset Management, LLC
     Pursuant to section 1 of the Investment Advisory Agreement between Direxion Shares ETF Trust (the “Trust”) and Rafferty Asset Management, LLC (the “Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below. As compensation for such, the Trust shall pay to Rafferty pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:
NON-LEVERAGED FUNDS

Direxion Auto Shares	0.35%
Direxion Airline Shares	0.35%
Direxion NASDAQ Volatility Response Shares	0.45%
Direxion NASDAQ-100® Equal Weighted Index Shares	0.30%
Direxion Wireless Communications Shares	0.35%
India Consumer Shares	0.75%
India Energy Shares	0.75%
India Financial Shares	0.75%
India Industrial Shares	0.75%
India Infrastructure Shares	0.75%
India Material Shares	0.75%
India Mid-and Small-Cap Shares	0.75%
India Short Term Debt Shares	0.75%
India Technology and Telecommunication Shares	0.75%
Quantum —ISE Enhanced Broad Market Shares	0.65%
Quantum-ISE Enhanced Large-Cap Shares	0.65%
Quantum-ISE Enhanced Small-Cap Shares	0.65%
Direxion S&P 500 Volatility Response Shares	0.45%
Direxion S&P 1500 Volatility Response Shares	0.45%
Direxion S&P 600 Volatility Response Shares	0.45%
Direxion S&P Latin America 40 Volatility Response Shares	0.45%
Direxion S&P 500 Insider Sentiment Shares	0.45%
Direxion S&P 1500 Insider Sentiment Shares	0.45%
Direxion Large Cap Tactical Advantage Shares	0.45%
Direxion Market Neutral Shares	0.45%

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares	0.45%
Direxion Daily 20-Year Treasury Bear 1X Shares	0.45%
Direxion Daily Corporate Bond Bear 1X Shares	0.45%
Direxion Daily Developed Markets Bear 1X Shares	0.45%
Direxion Daily Dow 30® Bear 1X Shares	0.45%
Direxion Daily Emerging Market Bear 1X Shares	0.45%
Direxion Daily Large Cap Bear 1X Shares	0.45%
Direxion Daily Small Cap Bear 1X Shares	0.45%
Direxion Daily Total Market Bear 1X Shares	0.45%
Direxion Daily Total Bond Market Bear 1X Shares	0.45%
LEVERAGED FUNDS
2X Funds

Direxion Daily Agribusiness Bull 2X Shares	0.75%
Direxion Daily BRIC Bull 2X Shares	0.75%
Direxion Daily Canada Bull 2X Shares	0.75%
Direxion Daily Gold Miners Bull 2X Shares	0.75%
Direxion Daily India Bull 2X Shares	0.75%
Direxion Daily Natural Gas Related Bull 2X Shares	0.75%
Direxion Daily Retail Bull 2X Shares	0.75%
Direxion Daily Russia Bull 2X Shares	0.75%
Direxion Daily Agribusiness Bear 2X Shares	0.75%
Direxion Daily BRIC Bear 2X Shares	0.75%
Direxion Daily Canada Bear 2X Shares	0.75%
Direxion Daily Gold Miners Bear 2X Shares	0.75%
Direxion Daily India Bear 2X Shares	0.75%
Direxion Daily Natural Gas Related Bear 2X Shares	0.75%
Direxion Daily Retail Bear 2X Shares	0.75%
Direxion Daily Russia Bear 2X Shares	0.75%
3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.75%
Direxion Daily 20+ Year Treasury Bull 3X Shares	0.75%
Direxion Daily Basic Materials Bull 3X Shares	0.75%
Direxion Daily Brazil Bull 3X Shares	0.75%
Direxion Daily China Bull 3X Shares	0.75%
Direxion Daily Clean Energy Bull 3X Shares	0.75%
Direxion Daily Commodity Related Bull 3X Shares	0.75%
Direxion Daily Consumer Discretionary Bull 3X Shares	0.75%
Direxion Daily Consumer Staples Bull 3X Shares	0.75%
Direxion Daily Corporate Bond Bull 3X Shares	0.75%
Direxion Daily Developed Markets Bull 3X Shares	0.75%
Direxion Daily Emerging Markets Bull 3X Shares	0.75%
Direxion Daily Energy Bull 3X Shares	0.75%
Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.75%
Direxion Daily 20+ Year Treasury Bear 3X Shares	0.75%
Direxion Daily Basic Materials Bear 3X Shares	0.75%
Direxion Daily Brazil Bear 3X Shares	0.75%
Direxion Daily China Bear 3X Shares	0.75%
Direxion Daily Clean Energy Bear 3X Shares	0.75%
Direxion Daily Commodity Related Bear 3X Shares	0.75%
Direxion Daily Consumer Discretionary Bear 3X Shares	0.75%
Direxion Daily Consumer Staples Bear 3X Shares	0.75%
Direxion Daily Corporate Bond Bear 3X Shares	0.75%
Direxion Daily Developed Markets Bear 3X Shares	0.75%
Direxion Daily Emerging Markets Bear 3X Shares	0.75%
Direxion Daily Energy Bear 3X Shares	0.75%

Direxion Daily Financial Bull 3X Shares	0.75%
Direxion Daily Global Infrastructure Bull 3X Shares	0.75%
Direxion Daily Healthcare Bull 3X Shares	0.75%
Direxion Daily High Yield Bull 3X Shares	0.75%
Direxion Daily Indonesia Bull 3X Shares	0.75%
Direxion Daily Large Cap Bull 3X Shares	0.75%
Direxion Daily Large Cap Growth Bull 3X Shares	0.75%
Direxion Daily Large Cap Value Bull 3X Shares	0.75%
Direxion Daily Latin America Bull 3X Shares	0.75%
Direxion Daily Malaysia Bull 3X Shares	0.75%
Direxion Daily Mid Cap Bull 3X Shares	0.75%
Direxion Daily Municipal Bond Bull 3X Shares	0.75%
Direxion Daily Real Estate Bull 3X Shares	0.75%
Direxion Daily Regional Banks Bull 3X Shares	0.75%
Direxion Daily S&P 500 Bull 3X Shares	0.75%
Direxion Daily Semiconductor Bull 3X Shares	0.75%
Direxion Daily Small Cap Bull 3X Shares	0.75%
Direxion Daily South Korea Bull 3X Shares	0.75%
Direxion Daily Taiwan Bull 3X Shares	0.75%
Direxion Daily Technology Bull 3X Shares	0.75%
Direxion Daily Thailand Bull 3X Shares	0.75%
Direxion Daily TIPs Bull 3X Shares	0.75%
Direxion Daily Total Bond Market Bull 3X Shares	0.75%
Direxion Daily Total Market Bull 3X Shares	0.75%
Direxion Daily Utilities Bull 3X Shares	0.75%
Direxion Daily Wind Energy Bull 3X Shares	0.75%
Direxion Daily Industrial Bull 3X Shares	0.75%
Direxion Daiy Turkey Bull 3X Shares	0.75%
Direxion Daily Junior Gold Miners Bull 3X Shares	0.75%
Direxion Daily Silver Miners Bull 3X Shares	0.75%
Direxion Daily Financial Bear 3X Shares	0.75%
Direxion Daily Global Infrastructure Bear 3X Shares	0.75%
Direxion Daily Healthcare Bear 3X Shares	0.75%
Direxion Daily High Yield Bear 3X Shares	0.75%
Direxion Daily Indonesia Bear 3X Shares	0.75%
Direxion Daily Large Cap Bear 3X Shares	0.75%
Direxion Daily Large Cap Growth Bear 3X Shares	0.75%
Direxion Daily Large Cap Value Bear 3X Shares	0.75%
Direxion Daily Latin America Bear 3X Shares	0.75%
Direxion Daily Malaysia Bear 3X Shares	0.75%
Direxion Daily Mid Cap Bear 3X Shares	0.75%
Direxion Daily Real Estate Bear 3X Shares	0.75%
Direxion Daily Regional Banks Bear 3X Shares	0.75%
Direxion Daily S&P 500 Bear 3X Shares	0.75%
Direxion Daily Semiconductor Bear 3X Shares	0.75%
Direxion Daily Small Cap Bear 3X Shares	0.75%
Direxion Daily South Korea Bear 3X Shares	0.75%
Direxion Daily Taiwan Bear 3X Shares	0.75%
Direxion Daily Technology Bear 3X Shares	0.75%
Direxion Daily Thailand Bear 3X Shares	0.75%
Direxion Daily TIPs Bear 3X Shares	0.75%
Direxion Daily Utilities Bear 3X Shares	0.75%
Direxion Daily Wind Energy Bear 3X Shares	0.75%
Direxion Daily Industrial Bear 3X Shares	0.75%
Direxion Daily Turkey Bear 3X Shares	0.75%
Direxion Daily Junior Gold Miners Bear 3X Shares	0.75%
Direxion Daily Silver Miners Bear 3X Shares
Dated: August 17, 2011